UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2013

COLUMBIA LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10352	59-2758596
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Liberty Square Boston, Massachusetts	02109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 639-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 8, 2013, Columbia Laboratories, Inc. (the “Company”) announced that it had filed a Certificate of Amendment to its Restated Certificate of Incorporation (the “Amendment”) with the Secretary of the State of Delaware to effect a 1-for-8 reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding common stock, par value $0.01 per share (the “Common Stock”). The Reverse Stock Split was approved by the Company’s stockholders at the Company’s Annual Meeting on May 1, 2013. On July 26, 2013, the Company announced that its Board of Directors had set a ratio of 1-for-8 for the Reverse Stock Split and designated August 9, 2013, the effective date for the Reverse Stock Split (the “Effective Date”). The foregoing description of the Amendment does not purpose to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 to this report and is incorporated by reference herein.

The Amendment provides that on the Effective Date, every eight (8) shares of the Company’s issued and outstanding Common Stock immediately prior to the Effective Date, shall automatically be reclassified, without any action on the part of the holder thereof, into one (1) share of Common Stock. No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders who otherwise would be entitled to receive a fractional share in connection with the Reverse Stock Split will receive a cash payment in lieu thereof.

American Stock Transfer & Trust Company, LLC is acting as exchange agent for the Reverse Stock Split and will send instructions to stockholders of record who hold stock certificates regarding the exchange of certificates for common stock. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares.

Commencing on August 9, 2013, trading of the Company’s Common Stock will continue on the NASDAQ Stock Market on a reverse stock split-adjusted basis. The new CUSIP number for the Company’s Common Stock following the Reverse Stock Split is 197779200. The new specimen common stock certificate of the Company is being filed herewith as Exhibit 4.1.

Item 7.01.	Regulation FD Disclosure

The Company announced the matters described in Item 5.03 above in a press release entitled “Columbia Laboratories Announces One-For-Eight Reverse Stock Split” on August 8, 2013. The press release is filed herewith as Exhibit 99.1.

The information in this Item 7.01 (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall the information in this Item 7.01 (including Exhibit 99.1 attached hereto) be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of the Restated Certificate of Incorporation of Columbia Laboratories, Inc., dated August 7, 2013 as filed with the Secretary of the State of Delaware on August 7, 2013.

4.1	Specimen stock certificate of Columbia Laboratories, Inc.

99.1	Press Release dated August 8, 2013, entitled “Columbia Laboratories Announces One-For-Eight Reverse Stock Split.”

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA LABORATORIES, INC.

By:	/s/ Jonathan Lloyd Jones
Name:	Jonathan Lloyd Jones
Title:	Vice President & Chief Financial Officer

Date: August 8, 2013